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                                   EXHIBIT 21

              Subsidiaries of Universal Automotive Industries, Inc.



                                                                                             Name Under Which
                                                         State of Incorporation          Subsidiary Does Business
                                                         ----------------------          ------------------------
Universal Automotive, Inc.                                      Illinois                           Same(1)
The Automotive Commodity Connection, Inc.                       Illinois                           Same
Universal Brake Parts, Inc.                                        --                              Same
Universal Automotive of Virginia, Inc.                          Virginia                           Same

(1) Also does business as Autospecialty and as Universal Brake Parts.